As filed with the Securities and Exchange Commission on May 14, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEXO Corp.

(Exact name of Registrant as specified in its charter)

Ontario, Canada	2833	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

3000 Solandt Road

Ottawa, Ontario K2K 2X2

Canada

1-844-406-1852

(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, DC 20005

Telephone No.: (202) 572-3100

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒ at some future date (check the appropriate box below)
1.	☐ pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
2.

☐  pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.

☐  pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☒ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per unit(1)(4)	Proposed maximum aggregate offering price(3)(4)(5)	Amount of registration fee(3)(4)(5)
Common Shares (no par value)
Warrants to Purchase Common Shares
Subscription Receipts
Units
Total	US$413,350,000		US$413,350,000	US$45,096.49

(1)

There are being registered under this Registration Statement such indeterminate number of Common Shares, Warrants, Subscription Receipts or Units of the Registrant (collectively, the “Securities”) as shall have an aggregate initial offering price not to exceed US$413,350,000. Any Securities registered by this Registration Statement may be sold separately or as units with other Securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)

If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement.

(3)	Based on a maximum aggregate offering price of C$500,000,000 and the Bank of Canada daily exchange rate on May 12, 2021 of US$0.8267 per C$1.00.
(4)

The proposed maximum initial offering price per Security will be determined, from time to time, by the Registrant in connection with the sale of the Securities registered under this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in Canadian dollars.

(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the U.S. Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the U.S. Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the U.S. Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any U.S. state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such U.S. state.

SUBJECT TO COMPLETION, DATED MAY 14, 2021

New Issue	May 13, 2021

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

HEXO CORP.

$500,000,000

DEBT SECURITIES

This short form base shelf prospectus (the “Prospectus”) relates to the offering for sale by HEXO Corp. (the “Company” or “HEXO”) from time to time, during the 25-month period that this Prospectus, including any amendments thereto, remains effective, of up to $500,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) in the aggregate of debt securities, which may consist of bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description and which may be issuable in series (the “Securities”). The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (each, a “Prospectus Supplement”). In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, other securities of the Company, cash and assumption of liabilities. This Prospectus also qualifies the distribution of any common shares in the capital of the Company (the “Common Shares”) which may be issuable on conversion or repayment of the principal amount of any Securities and/or interest thereon, as provided for in any Prospectus Supplement.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus except in cases where an exemption from such delivery has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The specific terms of any Securities offered will be described in the applicable Prospectus Supplement including, where applicable, the specific designation of the Securities, the aggregate principal amount of the Securities, the maturity, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), whether payment on the Securities will be senior, senior subordinated or subordinated to the Company’s other liabilities and obligations, whether the Securities will bear interest, the interest rate or method of determining the interest rate, any interest payment date(s), covenants, events of default, any terms of redemption, any conversion or exchange rights and any other specific terms. A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. Where required by statute, regulation or policy, and where the Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY U.S. STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

On May 7, 2021, the Company filed a final base shelf prospectus the (“Equity Base Shelf Prospectus”) with securities regulatory authorities in each of the provinces and territories of Canada and a corresponding registration statement on Form F-10 (File No. 333-255264) (the “Equity Registration Statement”) with the SEC on May 10, 2021, which enable HEXO to make offerings of up to $1,200,000,000 of common shares, warrants, subscription receipts and units or a combination thereof of the Company from time to time, separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the offering and as set out in an accompanying prospectus supplement, during the 25-month period that the Equity Base Shelf Prospectus and Equity Registration Statement remain valid. Upon this Prospectus and a corresponding registration statement on Form F-10 being made final, the Company will reduce the amount available for offerings under the Equity Base Shelf Prospectus and the Equity Registration Statement from $1,200,000,000 to $700,000,000, so that the amount available for both equity and debt offerings under the Equity Base Shelf Prospectus and Equity Registration Statement and this Prospectus and the corresponding registration statement on Form F-10, respectively, totals $1,200,000,000.

The Company is permitted, under a multi-jurisdictional disclosure system (the “MJDS”) adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. HEXO prepares its financial statements, which are incorporated by reference in this Prospectus, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and they may not be comparable to the financial statements of United States issuers. The Company’s financial statements are audited in accordance with the Public Company Accounting Oversight Board (United States) (“PCAOB”) auditing and auditor independence standards but were previously audited in accordance with Canadian auditing and auditor independence standards.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely because HEXO is a corporation existing under the laws of the Province of Ontario, Canada, and all or substantially all of its executive offices, administrative activities and assets are located outside the United States. In addition, all of the directors and officers of the Company are residents of jurisdictions other than the United States and all or substantially all of the assets of those persons are or may be located outside the United States. See “Enforceability of Civil Liabilities”.

Prospective investors should be aware that the purchase of any Securities may have tax consequences in both Canada and the United States that may not be fully described in this Prospectus or in any Prospectus Supplement, and should carefully review the tax discussion, if any, in the applicable Prospectus Supplement, and in any event consult with their own tax advisers before purchasing any of the Securities.

No underwriter or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The Company may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. See “Plan of Distribution”. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the proceeds that the Company will, or expects to receive and any other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with any offering of Securities, unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allocation position acquires those securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See “Plan of Distribution”.

The Common Shares are traded on the Toronto Stock Exchange (the “TSX”) and on the New York Stock Exchange (the “NYSE”), in each case under the symbol “HEXO”. On May 12, 2021, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was $7.37 and the closing price of the Common Shares on the NYSE was US$6.25.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities will not be listed on any securities exchange. Accordingly, there is currently no market through which the Securities may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

Investing in the Securities is speculative and involves significant risks. Readers should carefully review and evaluate the risk factors contained in this Prospectus, the applicable Prospectus Supplement and in the documents incorporated by reference herein before purchasing any Securities. See “Forward-Looking Information” and “Risk Factors”.

The Company is not making an offer of the Securities in any jurisdiction where such offer is not permitted.

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters relating to Canadian law in connection with the offering of the Securities will be passed upon on behalf of HEXO by DLA Piper (Canada) LLP, and certain legal matters relating to United States law in connection with the offering of the Securities will be passed upon on behalf of HEXO by DLA Piper LLP (US).

Market data and certain industry forecasts used in this Prospectus or any applicable Prospectus Supplement and the documents incorporated by reference herein or therein were obtained from market research, publicly available information and industry publications. The Company believes that these sources are generally reliable, but the accuracy and completeness of the information is not guaranteed. The Company has not independently verified this information and does not make any representation as to the accuracy of this information.

The Company’s head office is located at 3000 Solandt Road, Kanata, Ontario, K2K 2X2. The Company’s registered office is located at Suite 6000, 1 First Canadian Place, 100 King Street West, Toronto, Ontario, M5X 1E2.

GENERAL MATTERS

Unless otherwise noted or the context indicates otherwise, the “Company”, “HEXO”, “we”, “us” and “our” refer to HEXO Corp. and its wholly-owned subsidiaries, and the terms “cannabis”, “CBD”, “client”, “licence” and “THC” have the meanings given to such terms in the Cannabis Act (Canada) (the “Cannabis Act”) and the Cannabis Regulations made under the Cannabis Act (the “Cannabis Regulations”).

Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement in connection with an investment in the Securities. No person is authorized by the Company to provide any information or to make any representation other than as contained in this Prospectus or any Prospectus Supplement in connection with the issue and sale of the Securities offered hereunder. Prospective investors should assume that the information appearing in this Prospectus or any Prospectus Supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document unless specified otherwise. The Company’s business, financial condition, results of operations and prospects may have changed since those dates.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Unless otherwise noted herein and in the documents incorporated by reference, all dollar amounts in this Prospectus refer to lawful currency of Canada. All references to “US$” or “U.S. dollars” are to the currency of the United States.

The following table sets out, for the period indicated, certain exchange rates based upon the daily average rate published by the Bank of Canada during the respective periods. The rates are set out as United States dollars per $1.00.

	Quarter Ended January 31, 2021		Fiscal Year Ended July 31, 2020
Low	US$	0.7543	US$	0.6898
High	US$	0.7920	US$	0.7710
Average	US$	0.7774	US$	0.7433
End	US$	0.7825	US$	0.7460

On May 12, 2021, the rate of exchange for the Canadian dollar, expressed in United States dollars, based on the Bank of Canada daily rate, was $1.00 = US$0.8267.

FORWARD-LOOKING INFORMATION

This Prospectus and the documents incorporated by reference herein contain certain “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) which are based upon the Company’s current internal expectations, estimates, projections, assumptions and beliefs. Such statements can be identified by the use of forward-looking terminology such as “expect,” “likely”, “may,” “will,” “should,” “intend,” or “anticipate”, “potential”, “proposed”, “estimate” and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. No assurance can be given that the expectations in any forward-looking statement will prove to be correct and, as such, the forward-looking statements included in this Prospectus or any Prospectus Supplement should not be unduly relied upon. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. Such forward-looking statements are made as of the date of this Prospectus, or in the case of documents incorporated by reference herein, as of the date of each such document, as applicable. Forward-looking statements in this Prospectus and the documents incorporated by reference herein include, but are not limited to, statements with respect to:

•	the competitive and business strategies of the Company;

•

the intention to grow the business, operations and potential activities of the Company, including entering into joint ventures and leveraging the brands of third parties through joint ventures and partnerships;

•	the ongoing expansion of the Company’s facilities, its costs and receipt of approval from Health Canada to complete such expansion and increase production and sale capacity;

•	the expansion of the Company’s business activities, including potential acquisitions;

•	the Company’s proposed acquisition of Zenabis Global Inc. and the future impact thereof;

•	the expected production capacity of the Company;

•	the expected sales mix of offered products;

•	the development and authorization of new products, including cannabis edibles and extracts (“cannabis derivatives”), and the timing of launch of such new products;

•	the competitive conditions of the industry, including the Company’s ability to maintain or grow its market share;

•	the Company’s Truss joint venture with Molson Coors Canada and the future impact thereof;

•	the Company’s Truss CBD USA joint venture with Molson Coors Beverage Company and the future impact thereof;

•

the expansion of the Company’s business, operations and potential activities outside of the Canadian market, including but not limited to the U.S., Europe, Latin America and other international jurisdictions;

•	whether the Company will have sufficient working capital and its ability to raise additional financing required in order to develop its business and continue operations;

•	applicable laws, regulations and any amendments thereof;

•	the grant, renewal and impact of any licence or supplemental licence to conduct activities with cannabis or any amendments thereof;

•	the filing of trademark and patent applications and the successful registration of same;

•	the anticipated future gross margins of the Company’s operations;

•	securities class actions and other litigation to which the Company is subject;

•	the impact of the COVID-19 pandemic on the business and operations of the Company;

•	the performance of the Company’s business and operations; and

•

the Company’s ability to maintain its status as neither a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended nor an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

Forward-looking statements contained in certain documents incorporated by reference in this Prospectus are based on the key assumptions described in such documents. Certain of the forward-looking statements contained herein and incorporated by reference concerning the cannabis industry and the general expectations of HEXO concerning the cannabis industry and the Company’s business and operations are based on estimates prepared by HEXO using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which HEXO believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While HEXO is not aware of any misstatement regarding any industry or government data presented herein or in the documents incorporated herein by reference, the cannabis industry involves risks and uncertainties and is subject to change based on various factors.

Readers are cautioned that the above list of cautionary statements is not exhaustive. A number of factors could cause actual events, performance or results to differ materially from what is projected in forward-looking statements, including risks and uncertainties relating to the Company’s ability to execute its business plan, renew required permits and licences and related regulatory compliance matters and other factors described in certain documents incorporated by reference in this Prospectus. The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. Readers should not place undue reliance on forward-looking statements contained in this Prospectus, in any Prospectus Supplement or in any document incorporated by reference. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. Holders of the Securities should read this entire Prospectus, and each applicable Prospectus Supplement, and consult their own professional advisors to ascertain and assess the income tax and legal risks and other aspects associated with holding Securities.

ADDITIONAL INFORMATION

HEXO has filed with the SEC a registration statement on Form F-10 under the United States Securities Act of 1933, as amended, relating to the Securities. This Prospectus, including the documents incorporated by reference into this Prospectus, which forms a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, readers should refer to the exhibits for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time the Company sells Securities under the registration statement, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

HEXO is subject to certain informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), in addition to applicable Canadian requirements. Consequently, HEXO files reports and other information with the SEC, in addition to securities regulatory authorities in Canada. Under the MJDS adopted by the United States and Canada, documents and other information that the Company files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a “foreign private issuer” (“FPI”) (as defined under United States securities laws), the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act.

The reports and other information filed by the Company with, or furnished to, the SEC may be accessed on the SEC’s website at www.sec.gov. Copies of reports, statements and other information that the Company files with Canadian securities regulatory authorities are available electronically on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company exists under the laws of the Province of Ontario, Canada, and all or substantially all of its executive offices, administrative activities and assets are located outside the United States. In addition, all of the directors and officers of the Company are residents of jurisdictions other than the United States and all or substantially all of the assets of those persons are or may be located outside the United States.

As a result, investors who reside in the United States may have difficulty serving legal process in the United States upon the Company or its directors or officers, as applicable, or enforcing judgments obtained in United States courts against any of them or the assets of any of them located outside the United States, or enforcing against them in the appropriate Canadian court judgments obtained in United States courts, including, but not limited to, judgments predicated upon the civil liability provisions of the federal securities laws of the United States, or bringing an original action in the appropriate Canadian courts to enforce liabilities against the Company or any of its directors or officers, as applicable, based upon United States federal securities laws.

In the United States, the Company has filed with the SEC, concurrently with HEXO’s registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under such Form F-X, the Company has appointed C T Corporation System, 1015 15th Street N.W., Suite 1000, Washington, D.C. 20005, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against the Company in a U.S. court arising out of or related to or concerning the offering of the Securities under the registration statement.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar regulatory authorities in Canada. The following documents, each of which has been filed by the Company with the securities regulatory authorities in each of the provinces and territories of Canada and is available on SEDAR at www.sedar.com, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	the annual information form (the “AIF”) of the Company dated October 29, 2020 for the fiscal year ended July 31, 2020;

(b)

the Company’s audited consolidated financial statements for the years ended July 31, 2020 and 2019, together with the reports of the independent registered public accounting firm and independent auditors thereon and the notes thereto;

(c)	the Company’s management’s discussion and analysis for the year ended July 31, 2020;

(d)	the Company’s unaudited condensed interim consolidated financial statements for the three and six months ended January 31, 2021 and 2020 and the notes thereto;

(e)	the Company’s management’s discussion and analysis for the three and six months ended January 31, 2021;

(f)

the management information circular of the Company dated October 28, 2020 in connection with the annual and special meeting of shareholders of the Company held on December 11, 2020, as amended on December 7, 2020;

(g)

the material change report of the Company dated December 23, 2020 in respect of the consolidation of its issued and outstanding Common Shares on the basis of four (4) old Common Shares for one (1) new Common Share;

(h)

the material change report of the Company dated February 26, 2021 in respect of its entering into a definitive arrangement agreement with Zenabis Global Inc. to acquire all of the issued and outstanding common shares of Zenabis Global Inc. in an all-share transaction pursuant to a plan of arrangement; and

(i)

the material change report of the Company dated May 11, 2021 in respect of its establishment of an at-the-market equity program that allows the Company to issue and sell up to C$150,000,000 (or its U.S. dollar equivalent) of Common Shares.

Any documents of the type referred to in paragraphs (a)-(i) above or similar material and any documents required to be incorporated by reference herein pursuant to National Instrument 44-101 – Short Form Prospectus Distributions of the Canadian Securities Administrators, including any annual information form, all material change reports (excluding confidential reports, if any), all annual and interim financial statements and management’s discussion and analysis relating thereto, or information circular or amendments thereto, if filed by the Company with any securities commission or similar regulatory authority in Canada after the date of this Prospectus and before the expiry of this Prospectus, are deemed to be incorporated by reference in this Prospectus.

Upon a new annual information form and annual consolidated financial statements being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management’s discussion and analysis, and material change reports, filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus, and shall be superseded by the new applicable filings. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to such new interim consolidated financial statements and management’s discussion and analysis shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus, and shall be superseded by the new applicable filings. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus, and shall be superseded by the new filing.

Any similar document filed by the Company with, or furnished by the Company to, the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act after the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and filed as exhibits to the registration statement of which this Prospectus forms a part (in the case of any Report on Form 6-K, if and to the extent expressly provided in such report).

A Prospectus Supplement containing the specific terms of any offering of the Securities will be delivered to purchasers of the Securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of the Securities to which that Prospectus Supplement pertains.

In addition, certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any “template version” of “marketing materials” (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Company after the date of the Prospectus Supplement for the distribution and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any Prospectus Supplement hereto or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it is made.

The Company has not provided or otherwise authorized any other person to provide investors with information other than as contained or incorporated by reference in this Prospectus or any Prospectus Supplement. If an investor is provided with different or inconsistent information, such investor should not rely on it.

DESCRIPTION OF THE BUSINESS

The following is a summary of information about HEXO and does not contain all the information about HEXO that may be important to prospective investors. Prospective investors should read the more detailed information including, but not limited to, the AIF, financial statements and management’s discussion and analysis, that are incorporated by reference into and are considered to be a part of this Prospectus. See “Documents Incorporated by Reference”.

HEXO is in the business of producing, marketing and selling cannabis through its wholly-owned subsidiary, HEXO Operations Inc., which is a licensed producer under the Cannabis Regulations, from its facilities in Ontario and Québec, and is a leading branded cannabis producer and product innovator.

HEXO’s near-term strategy is to be a vertically integrated consumer packaged goods (“CPG”) company in the emerging legal adult-use and previously existing medical cannabis markets across Canada, with the intention to expand internationally where regulations allow. HEXO’s primary business is to cultivate, process, package and distribute cannabis in order to serve these markets, which it currently does through (i) its 143-acre campus in Gatineau, Québec, which features 1,292,000 sq. ft. of greenhouse cultivation space and 10,000 sq. ft. of advanced automated manufacturing space, and (ii) its processing, manufacturing and distribution centre in Belleville, Ontario, which features 932,190 sq. ft. of commercial space and serves as the Company’s main production facility for processing, extraction and packaging and the manufacture of cannabis derivative products.

The Company serves the legalized Canadian adult-use market through its HEXO, HEXO Plus, Up and Original Stash brands and the medical market through its HEXO brand. While the Company will continue to focus on branded cannabis products, it expects to develop its “Powered by HEXO®” strategy of introducing cannabinoids into consumer packaged goods, such as edibles, through partnerships with established CPG companies in Canada, the United States and globally.

HEXO’s overall strategy is to establish a top global cannabis company with a leading market share in Canada through having strong standards of operational excellence, execution at scale, growing low-cost, high-quality cannabis, building targeted brands for all types of cannabis consumer segments and by partnering with large, established CPG companies to introduce Powered by HEXO® products across their existing manufacturing and distribution infrastructure. HEXO is focused on building long-term sustainable shareholder value through consistent and profitable sales growth, careful management of selling, general and administrative expenses and maintaining a relatively low depreciable asset base and debt to equity ratio. The strategy is built upon three pillars: operational scalability, innovative products and brand leadership. In striving to achieve operational excellence, the Company’s immediate focus remains on effective demand planning and production. The Company is continuously looking to implement more effective techniques to streamline operations, lower production costs, drive meaningful improvements in yields and improve inventory velocity; all as a part of the Company’s renewed focus on profitability. The Company’s innovation department is actively working towards developing modern, cutting edge cannabis products for the Canadian cannabis derivatives market. The Company plans to invest in even better, science-backed cannabis experiences and platform technology, as it continues to develop advanced ingredients formulations for use with its partners. The Company will continue to use its dominant position in Québec to strengthen distribution across the country with the Company’s brands HEXO, HEXO Plus, Up, Original Stash and Bake Sale.

HEXO is centralizing its intellectual property and branding it “Powered by HEXO®” with the intention to partner with companies in different facets of the CPG market, enabling them to participate in the cannabis market beginning in Canada and subsequently around the world. Fundamentally, HEXO brings its brand value, cannabinoid isolation and delivery technology, licensed infrastructure and regulatory expertise to established companies, and in turn, HEXO plans to leverage the international distribution, base products and deep understanding of consumer markets of these partners.

Among its other activities, HEXO has entered into the Truss Limited Partnership joint venture with Molson Coors Canada to develop non-alcoholic, cannabis-infused beverages for the adult-use Canadian market. Truss Limited Partnership operates out of the Company’s Belleville, Ontario facility. HEXO has also established the Keystone Isolation Technologies Inc. (“KIT”) joint venture with Chroma Global Technologies Inc. to develop extraction, refining and isolation technologies for cannabinoids found in both cannabis and hemp that is intended to enable HEXO to bring quality extracts to its partners. Through KIT, HEXO anticipates developing scalable capacity, potency and purity for distillates and isolates that will result in a consistent supply of CBD and THC for the Canadian and global market.

Following the passage of the U.S. Agricultural Improvement Act of 2018 (the “2018 Farm Bill”), the Company is actively working on expansion plans in the United States where and as permitted by applicable U.S. federal and state laws, including U.S. Food and Drug Administration requirements, to take advantage of opportunities in hemp-derived CBD products and markets. Through its wholly-owned subsidiary HEXO USA Inc., HEXO has entered into the Truss CBD USA joint venture with Molson Coors Beverage Company to develop non-alcoholic, hemp-derived CBD beverages in the State of Colorado. Truss CBD USA launched Veryvell™, a new line of non-alcoholic, sparkling hemp-derived CBD beverages, exclusively available in the State of Colorado, in January 2021. Veryvell™ is produced and distributed within Colorado state lines following the state’s established regulatory framework for hemp-derived CBD in food and beverages and is exclusively distributed by Coors Distributing Company.

HEXO has also established the Keystone Isolation Technologies USA LLC (“KIT USA”) joint venture with Chroma Global Technologies Inc. to leverage the technology developed by KIT for its U.S. expansion plans. KIT USA will allow for in state, HEXO controlled cannabis extraction activity to support the manufacturing of CBD beverages and future products in the U.S. In addition to its Truss CBD USA joint venture with Molson Coors Beverage Company in the State of Colorado, the Company is aiming to enter select U.S. states and to offer its “Powered by HEXO®” products to U.S. CBD markets via KIT USA and future partners, to the extent that such activities fully comply with applicable laws. The Company has recently appointed a general manager for its U.S. operations who is based in the U.S. and will be responsible for all implementation aspects of U.S. operations, starting in the State of Colorado, including stand up and commissioning of production facilities, overseeing operations, supply chain and logistics, and building the Company’s U.S. team. The Company is currently seeking to acquire a facility in Colorado to use for its U.S. expansion plans, and that would be used by KIT USA in particular. The Company anticipates the acquisition costs and subsequent capital expenditures for retrofitting and improvement of this facility would cost approximately US$6.0 million and between US$16.5 million and US$49.5 million respectively. The Company contemplates funding any acquisition costs through existing cash resources while capital expenditures for subsequent retrofitting and improvement would occur in stages over time and be funded through future financing activities.

HEXO only conducts business outside of Canada in jurisdictions where such activities are legally permissible in accordance with the laws of the applicable jurisdictions and the rules and policies of the TSX and the NYSE.

The Company is selectively seeking strategic acquisitions and commercial partnerships and is in various stages of negotiations and due diligence in respect of certain potential acquisition and joint venture, investment or other commercial partnership opportunities, including advanced stage negotiations and due diligence in respect of one possible acquisition. This particular acquisition would involve share consideration and would not be considered either a significant acquisition under the significance tests set out in Part 8 of National Instrument 51-102 – Continuous Disclosure Obligation (“NI 51-102”) or a material acquisition as of the date of this Prospectus. There can be no assurance that any of these negotiations will result in acquisitions or joint ventures, investments or other commercial partnerships or, if they do, what the final terms or timing of such acquisitions or joint ventures, investments or other commercial partnerships would be. The Company expects to continue current negotiations and discussions and actively pursue other acquisition and joint venture, investment and other commercial partnership opportunities.

HEXO expects to require significant additional financing for its continued development, growth and currently contemplated or future business objectives and expansion plans, including additional anticipated contributions to its Truss Limited Partnership, Truss CBD USA, KIT and KIT USA joint ventures, contemplated U.S. expansion initiatives, potential additional expansion and improvements at its Belleville, Ontario production facility, and possible repayment of certain debts of Zenabis (as defined below) following the completion of the Zenabis Acquisition (as defined below).

Recent Developments

Changes to Board of Directors and Management Team

On November 9, 2020, HEXO announced that Trent MacDonald’s security clearance request under the Cannabis Act had been granted by Health Canada, and consequently that he was moving from his acting role of Chief Financial Officer to the permanent role of Chief Financial Officer.

On January 14, 2021, Rose Marie Gage was appointed to HEXO’s Board of Directors.

On February 8, 2021, Charles Bowman was appointed General Manager of HEXO’s U.S. operations. Mr. Bowman is based in the U.S. and will be responsible for all implementation aspects of HEXO’s U.S. operations, starting in the State of Colorado, including stand up and commissioning of production facilities, overseeing operations, supply chain and logistics, and building the Company’s U.S. team.

Share Consolidation

On December 17, 2020, the Company completed a consolidation of all of its issued and outstanding Common Shares on the basis of four (4) old Common Shares for one (1) new Common Share (the “Share Consolidation”). As a result of the Share Consolidation, the Company’s issued and outstanding Common Shares were reduced from 488,650,748 to approximately 122,162,687 (disregarding the treatment of any resulting fractional shares). In addition, the exercise or conversion price and the number of Common Shares issuable under the Company’s outstanding common share purchase warrants, convertible debentures, stock options and other securities exercisable for or convertible into Common Shares were proportionately adjusted to reflect the Share Consolidation in accordance with the respective terms thereof.

The purpose of the Share Consolidation was to increase the trading price of the Common Shares and regain compliance with the NYSE’s US$1.00 minimum share price continued listing standard (the “NYSE Price Listing Standard”). HEXO had received notification from the NYSE on April 7, 2020 that it was no longer in compliance with the NYSE Price Listing Standard as a result of the average closing price of the Common Shares on the NYSE falling below US$1.00 for a consecutive 30 trading-day period. On January 4, 2021, HEXO received notification from NYSE that it has regained compliance post-Share Consolidation.

Truss CBD USA Product Launch

On January 13, 2021, HEXO announced that Truss CBD USA, a joint venture between HEXO and Molson Coors Beverage Company, had launched Veryvell™, a new line of non-alcoholic, sparkling hemp-derived CBD beverages, exclusively available in the State of Colorado. Veryvell™ is produced and distributed within Colorado state lines following the state’s established regulatory framework for hemp-derived CBD in food and beverages and is exclusively distributed by Coors Distributing Company. Truss CBD USA is distinct from Truss Beverages, the joint venture between Molson Coors Beverage Company and HEXO in Canada that focuses on non-alcoholic, cannabis-infused beverages.

International Trademark Registration

On January 21, 2021, HEXO announced that following a two-year process, its trademark “Powered by HEXO®” was registered by the European Union Intellectual Property Office.

Acquisition of Zenabis Global Inc.

On February 16, 2021, HEXO entered into a definitive arrangement agreement (the “Arrangement Agreement”) with Zenabis Global Inc. (“Zenabis”), under which HEXO will acquire all of Zenabis’ issued and outstanding common shares in an all-share transaction valued at approximately $235 million by way of court-approved plan of arrangement under the Business Corporations Act (British Columbia) (the “Zenabis Acquisition”). Under the terms of the Arrangement Agreement, Zenabis shareholders will receive 0.01772 of a Common Share in exchange for each Zenabis common share held (the “Exchange Ratio”). Common share purchase warrants, incentive securities and convertible debt securities of Zenabis will be adjusted in accordance with their terms to ultimately become exercisable to receive Common Shares based on the Exchange Ratio. The Arrangement Agreement has been filed under the SEDAR profiles of HEXO and Zenabis on the SEDAR website at www.sedar.com.

Zenabis is a significant Canadian licensed cultivator of medical and recreational cannabis, which is a publicly listed company with its common shares listed for trading on the TSX. Zenabis employs staff coast-to-coast, across facilities in Atholville, New Brunswick; Langley, British Columbia; and Stellarton, Nova Scotia. Zenabis currently has 111,200 kg of licensed cannabis cultivation space across three licensed facilities in Canada, together with its cannabis import, export and processing joint venture, ZenPharm, operating from Birżebbuġa, Malta.

The Zenabis Acquisition needs to be approved by at least 66 2/3% of the votes cast by the shareholders of Zenabis present at a special meeting of Zenabis shareholders to be called by Zenabis to seek approval for the plan of arrangement to effect the Zenabis Acquisition. HEXO has entered into voting support agreements with Zenabis’ directors and officers with respect to all Zenabis shares owned by them.

The Arrangement Agreement includes customary provisions, including non-solicitation provisions, subject to the right of Zenabis to accept a superior proposal in certain circumstances, with HEXO having a period of five business days to exercise a right to match any such superior proposal for Zenabis. The Arrangement Agreement also provides for a termination fee of $6.0 million payable by Zenabis to HEXO if the Zenabis Acquisition is terminated in certain specified circumstances, as well as reciprocal expense reimbursement fees if the Zenabis Acquisition is terminated by either party in certain other specified circumstances.

In addition to the approval by Zenabis’ shareholders, the Zenabis Acquisition is subject to the receipt of certain regulatory, court and stock exchange approvals and the satisfaction of customary conditions precedent in transactions of this nature as well as the satisfaction of the following additional conditions precedent: (i) the termination and unconditional release of the guarantee provided by Zenabis in favour of Bank of Montreal in connection with the disposition of Bevo Farms Ltd. and its subsidiaries announced by Zenabis on January 4, 2021; (ii) the completion of the Bevo Farms Ltd. sale transaction; and (iii) certain other specified conditions precedent set out in the Arrangement Agreement.

Upon completion of the Zenabis Acquisition, existing HEXO and Zenabis shareholders would respectively own approximately 88% and 12% of HEXO on a pro forma fully-diluted basis. In addition, HEXO has undertaken in the Arrangement Agreement, within 90 days of closing of the Zenabis Acquisition, to increase the size of its Board of Directors by one director and cause one of the current directors of Zenabis, selected by HEXO, to be appointed to the Board of Directors in accordance with HEXO’s constating documents.

Contemporaneously with the signature of the Arrangement Agreement, Zenabis entered into an agreement with HEXO for the issuance of an unsecured convertible debenture to HEXO in the principal amount of $19.5 million, evidencing both a cash advance extended by HEXO to Zenabis at the end of 2020 as well as a further advance extended to Zenabis contemporaneously with the announcement of the Zenabis Acquisition for the purpose of allowing Zenabis to pay a settlement for a dispute between Zenabis and one of its customers. The unsecured convertible debenture bears interest at a rate of 8% per annum and matures on February 15, 2023. The debenture is convertible, in whole or in part, at any time after the earlier of the termination of the Arrangement Agreement and the then applicable “Outside Date” thereunder, at the option of HEXO, into common shares of Zenabis at a conversion price equal to the 5-day VWAP of the common shares on TSX for the five trading days prior to the date of conversion. Zenabis has the right to prepay the debenture, at its option and without penalty or premium, at any time after the earlier of the termination of the Arrangement Agreement and the then applicable “Outside Date” thereunder, subject to HEXO’s right to elect to convert the debenture into Zenabis common shares prior to the prepayment. A change of control of Zenabis, other than the Zenabis Acquisition with HEXO, shall result in the mandatory conversion of the debenture into common shares of Zenabis at a conversion price equal to the 5-day VWAP where the last day of the 5-day VWAP of the common shares on TSX shall be the trading day immediately preceding the trading day on which the first of any such change of control transactions is initially publicly announced whether by Zenabis or by the person proposing, intending or agreeing to effect the change of control transaction. The unsecured convertible debenture also contains a provision that prevents HEXO from acquiring, at any given time as a result of and upon conversion of the debenture (other than in respect of a mandatory conversion in the context of a change of control transaction), more than 9.9% of Zenabis’ common shares. The listing of the Zenabis common shares issuable pursuant to the conversion of the debenture is subject to the acceptance by the TSX.

Further information regarding the Zenabis Acquisition is included in the information circular that Zenabis has prepared, filed and mailed to its shareholders in connection with its special meeting to be held to consider and seek shareholder approval for the transaction. Zenabis has obtained an interim order from the British Columbia Supreme Court approving various procedural and related matters in order to convene the special meeting, and the special meeting is currently scheduled to be held on May 13, 2021.

The Zenabis Acquisition is not considered a significant probable acquisition under the significance tests set out in Part 8 of NI 51-102.

In connection with the Zenabis Acquisition, the Company expects to incur transaction and integration costs on a post-closing consolidated basis of approximately $15.0 million, including change of control payments and legal and other professional, consulting and finder fees. The Company also anticipates repaying certain debts of Zenabis post-closing. Plans for the debt repayments are not yet finalized but are anticipated to involve the repayment of debts in a total amount ranging from approximately $13.7 million to $125.0 million. The Company expects to fund these transaction and integration costs and repayment of certain amounts of the debts through existing cash resources. Additional debt repayments will depend on HEXO’s integration plans for Zenabis and the availability of funds from future financing activities.

Repayment of Credit Facility

On April 30, 2021, the Company repaid the total outstanding balance on its credit facility established with certain Canadian Schedule 1 chartered banks in February 2019, together with accrued interest and associated fees, in the amount of approximately $28.9 million. The Company may obtain additional debt financing in the future.

At-the-Market Equity Program

On May 11, 2021, the Company established an at-the-market equity program (the “ATM Program”) that allows the Company to issue and sell up to $150,000,000 (or its U.S. dollar equivalent) of Common Shares from treasury to the public, from time to time, at the Company’s discretion. All Common Shares sold under the ATM Program will be made through “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions, including sales made through the TSX, the NYSE, or any other recognized marketplace on which the Common Shares are listed, quoted or otherwise traded in Canada and the United States. Distributions of the Common Shares under the ATM Program will be made pursuant to the terms of an equity distribution agreement dated May 11, 2021 (the “Distribution Agreement”) entered into among the Company, A.G.P./Alliance Global Partners and BMO Capital Markets Corp., as U.S. agents, and BMO Nesbitt Burns Inc., as Canadian agent (collectively, the “Agents”).

The volume and timing of distributions under the ATM Program, if any, will be determined in the Company’s sole discretion. The Common Shares will be distributed at the market prices prevailing at the time of each sale and, as a result, prices may vary as between purchasers and during the period of the ATM Program. The ATM Program will be effective until the earlier of the issuance and sale of all of the Common Shares issuable pursuant to the ATM Program and June 10, 2023, unless terminated prior to such date by the Company or the Agents in accordance with the terms of the Distribution Agreement.

The Company expects to use the net proceeds from the ATM Program for general corporate purposes, which may include: (i) costs associated with the Company’s U.S. expansion plans including the contemplated acquisition of a facility in the State of Colorado and its subsequent retrofitting and improvement; (ii) capital expenditures, including potential capital expenditures to make additional improvements to the production lines at the Company’s Belleville, Ontario facility; (iii) potential future acquisitions; (iv) working capital, including replenishing existing cash resources and working capital which will be used to fund certain transaction and integration costs and minimum debt repayments related to the Company’s proposed acquisition of Zenabis; and (v) repayment of additional debts owed by Zenabis following the completion of the Zenabis Acquisition.

The offering of Common Shares under the ATM Program is qualified by a prospectus supplement dated May 11, 2021 (the “ATM Prospectus Supplement”) to the Company’s Canadian short form base shelf prospectus dated May 7, 2021 (the “Equity Base Shelf Prospectus”), each filed with the securities commissions in each of the provinces and territories of Canada, and a prospectus supplement dated May 11, 2021 (the “U.S. ATM Prospectus Supplement”) to the Company’s U.S. base shelf prospectus (the “U.S. Equity Base Prospectus”) included in its registration statement on Form F-10 (the “Equity Registration Statement”) (File No. 333-255264) filed with the SEC on May 10, 2021. The Distribution Agreement, the ATM Prospectus Supplement and the Equity Base Shelf Prospectus are available on SEDAR at www.sedar.com, and the Distribution Agreement, U.S. ATM Prospectus Supplement, the U.S. Equity Base Prospectus and the Equity Registration Statement are available on the SEC’s website at www.sec.gov.

SHARE STRUCTURE

The authorized capital of the Company consists of an unlimited number of Common Shares and an unlimited number of special shares issuable in series. As of the date of this Prospectus, there are 123,342,038 Common Shares issued and outstanding.

The holders of the Common Shares are entitled to one vote per share at all meetings of the shareholders of the Company either in person or by proxy. The holders of Common Shares are also entitled to dividends, if and when declared by the directors of the Company and the distribution of the residual assets of the Company in the event of a liquidation, dissolution or winding up of the Company. The Common Shares rank equally as to all benefits which might accrue to the holders thereof, including the right to receive dividends, voting powers, and participation in assets and in all other respects, on liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other disposition of the assets of the Company among its shareholders for the purpose of winding up its affairs after the Company has paid out its liabilities. The Common Shares are not subject to call or assessment rights or any pre-emptive or conversion rights. There are no provisions for redemption, purchase for cancellation, surrender or purchase of funds.

CONSOLIDATED CAPITALIZATION

There have been no material changes to the Company’s share and loan capitalization on a consolidated basis since January 31, 2021, the date of the Company’s most recent financial statements, except the following:

(a)	subsequent to January 31, 2021, a total of 60,313 Common Shares were issued pursuant to the exercise of stock options for gross proceeds of $193,673;

(b)

subsequent to January 31, 2021, a total of 125,702 Common Shares were issued pursuant to the exercise of common share purchase warrants for gross proceeds of $Nil (these warrants were exercised in accordance with a cashless exercise feature); and

(c)	subsequent to January 31, 2021, a total of 876,500 Common Shares were issued pursuant to sales under the ATM Program for gross proceeds of $7,138.000.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

The use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement relating to a specific offering and sale of Securities. Among other potential uses, the Company may use the net proceeds from the sale of Securities for general corporate purposes, including funding ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, expansion plans in the United States, capital projects and potential future acquisitions, including in relation to international expansion. All expenses relating to an offering of Securities and any compensation paid to underwriting dealers or agents as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement.

The allocation of the net proceeds of any offering will vary depending on future developments in the Company’s business operations or unforeseen events, including those listed under the “Risk Factors” section of this Prospectus and in the documents incorporated herein by reference. For example, the Company generated negative operating cash flow for the year ended July 31, 2020 and the six months ended January 31, 2021. The Company cannot guarantee that it will attain or maintain positive operating cash flow in the future. To the extent the Company has negative cash flows in future periods, certain of the proceeds of any offering may be used to fund such negative operating cash flow in these periods. Management of the Company will retain broad discretion in allocating the net proceeds of any offering of Securities under this Prospectus, as well as the timing of their expenditure, and the Company’s actual use of the net proceeds will vary depending on the availability and suitability of investment opportunities and its operating and capital needs from time to time. See “Risk Factors – Discretion in the Use of Proceeds”.

The Company may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

PLAN OF DISTRIBUTION

The Company may from time to time during the 25-month period that this Prospectus, including any amendments hereto, remains effective, offer for sale and issue up to an aggregate of $500,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) in Securities hereunder.

The Company may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price, the proceeds that the Company will receive and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time.

In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company or from other parties, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian and/or U.S. securities legislation and any such compensation received by them from the Company and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian and/or U.S. securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

DESCRIPTION OF SECURITIES

Securities

The following is a brief summary of certain general terms and provisions of the Securities that may be offered pursuant to this Prospectus. This summary does not purport to be complete and is indicative only. The specific terms and provisions of the Securities as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Securities, and the extent to which the general terms and provisions described below may apply to such Securities will be described in the applicable Prospectus Supplement. Securities may be offered separately or in combination with one or more other Securities. The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issuance of Securities pursuant to this Prospectus.

The Company may issue Securities in one or more series under an indenture (the “Base Indenture”) to be entered into between the Company and a trustee, as supplemented by a supplemental indenture or an officers’ certificate of the Company with respect to each series of Securities issued pursuant to the Base Indenture (the Base Indenture, as supplemented, the “Indenture”). To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of the Base Indenture will be filed with the SEC as an exhibit to the Registration Statement, which this Prospectus forms a part, and is incorporated by reference herein. Except as otherwise specified in the applicable Prospectus Supplement, the Securities will constitute the direct, unconditional and unsecured obligations of the Company and shall rank pari passu and ratably without preference among themselves and pari passu with all other unsecured and unsubordinated obligations of the Company.

Prospective investors should read both the Prospectus and the Prospectus Supplement for a complete summary of all material terms relating to a particular series of Securities. Prospective investors should be aware that information in the applicable Prospectus Supplement may update, amend and supersede the following information regarding the general material terms and provisions of the Securities. Prospective investors also should refer to the Indenture, as it may be supplemented, for a complete description of all terms relating to the Securities. We will file as exhibits to the Registration Statement, of which this Prospectus forms a part, or will incorporate by reference from a report on Form 6-K that the Corporation furnishes to the SEC, any supplemental indenture describing the terms and conditions of Securities that we are offering before the issuance of such Securities. We will also file the final Indenture for any offering of Securities on SEDAR.

The applicable Prospectus Supplement will describe the specific terms relating to such Securities and the terms of the offering, including, where applicable, some or all of the following, among other matters:

•	the title of the Securities;

•

any limit on the aggregate principal amount of the Securities and, if no limit is specified, the Company will have the right to re-open such series for the issuance of additional Securities from time to time;

•	the date or dates, or the method by which such date or dates will be determined or extended, on which the principal (and premium, if any) of the Securities of the series is payable;

•

the rate or rates at which the Securities of the series will bear interest, if any, or the method by which such rate or rates will be determined, whether such interest will be payable in cash or additional Securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest will accrue, or the method by which such date or dates will be determined;

•	the place or places the Company will pay principal, premium and interest, if any, and the place or places where Securities can be presented for registration of transfer, exchange or conversion;

•

the period or periods within which, the price or prices at which, the currency (if other than U.S. dollars) in which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

•

whether the Company will be obligated to redeem, repay or repurchase the Securities pursuant to any sinking or other provision, or at the option of a holder and the terms and conditions of such redemption, repayment or repurchase;

•

the denominations in which the Company will issue any registered Securities, if other than denominations of $2,000 and any multiple of $1,000 and, if other than denominations of $5,000, the denominations in which any unregistered Debt Security will be issuable;

•	the applicability of, and any changes or additions to, the provisions for defeasance;

•	whether the holders of any series of Securities have special rights if specified events occur;

•	any deletions from, modifications of or additions to the events of default or covenants;

•	whether the Company will issue the Securities as unregistered securities, registered securities or both;

•	the terms, if any, for any conversion or exchange of the Securities for any other securities;

•	whether payment of the Securities will be guaranteed by any other person;

•	whether the payment of principal, interest and premium, if any, on the Securities will be the Company’s senior, senior subordinated or subordinated obligations; and

•	any other terms, conditions, rights and preferences (or limitations on such rights and preferences).

We may issue Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and we may offer and sell the Securities at a discount below their stated principal amount. We may also sell any of the Securities for a foreign currency or currency unit, and payments on the Securities may be payable in a foreign currency or currency unit. In any of these cases, we may describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable Prospectus Supplement.

We may issue Securities with terms different from those of Securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of Securities and issue additional Securities of such series (unless the reopening was restricted when such series was created).

Common Shares

This Prospectus also qualifies the distribution of any Common Shares which may be issuable on conversion or repayment of the principal amount of any Securities and/or interest thereon, as provided for in any Prospectus Supplement. The following is a brief summary of the material attributes of the Common Shares. This summary does not purport to be complete. Common Shares may be sold separately or together with other Securities, as the case may be.

The holders of the Common Shares are entitled to one vote per share at all meetings of the shareholders of the Company either in person or by proxy. The holders of Common Shares are also entitled to dividends, if and when declared by the directors of the Company and the distribution of the residual assets of the Company in the event of a liquidation, dissolution or winding up of the Company. The Common Shares rank equally as to all benefits which might accrue to the holders thereof, including the right to receive dividends, voting powers, and participation in assets and in all other respects, on liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other disposition of the assets of the Company among its shareholders for the purpose of winding up its affairs after the Company has paid out its liabilities. The Common Shares are not subject to call or assessment rights or any pre-emptive or conversion rights. There are no provisions for redemption, purchase for cancellation, surrender or purchase of funds.

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided in the applicable Prospectus Supplement(s) with respect to any issuance of Securities pursuant to this Prospectus as required by applicable securities laws.

PRIOR SALES

Information in respect of prior sales of Securities distributed under this Prospectus will be provided, as required, in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Common Shares are currently listed on the TSX and on the NYSE, in each case under the trading symbol “HEXO”. Trading price and volume of the Common Shares will be provided, as required, in each Prospectus Supplement.

DIVIDENDS

HEXO has never paid any dividends on its Common Shares. HEXO does not intend to pay any dividends on the Common Shares in the foreseeable future. In addition, HEXO is restricted from paying dividends pursuant to certain solvency tests prescribed by applicable corporate law and is currently subject to contractual restrictions on the payment of dividends if there is any event of default under its outstanding convertible unsecured debentures occurs. Any decision to pay dividends on the Common Shares in the future will be at the discretion of the Company’s Board of Directors and will depend on, among other things, the Company’s results of operations, current and anticipated cash requirements and surplus, financial condition, any contractual restrictions and financing agreement covenants, the solvency tests imposed by corporate law and other factors that the Board of Directors may deem relevant.

CERTAIN CANADIAN AND UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an initial investor who is a resident of Canada or a non-resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder. The applicable Prospectus Supplement may also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. Person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended). Prospective investors should consult their own tax advisers prior to deciding to purchase any of the Securities.

RISK FACTORS

Before deciding to invest in any Securities, prospective investors of the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities, including those risks identified and discussed under the heading “Risk Factors” in the AIF, which is incorporated by reference herein. See “Documents Incorporated by Reference”.

An investment in the Securities offered hereunder is speculative and involves a high degree of risk. The risks and uncertainties described or incorporated by reference herein are not the only ones the Company may face.

Additional risks and uncertainties, including those that the Company is unaware of or that are currently deemed immaterial, may also become important factors that affect the Company and its business. If any such risks actually occur, the Company’s business, financial condition and results of operations could be materially adversely affected.

Prospective investors should carefully consider the risks below and in the AIF and the other information elsewhere in this Prospectus and the applicable Prospectus Supplement and consult with their professional advisors to assess any investment in the Company.

Risks Related to the Securities

Return on Securities is not Guaranteed

There is no guarantee that the Securities will earn any positive return in the short term or long term. A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

Discretion in the Use of Proceeds

Management of the Company will have broad discretion with respect to the application of net proceeds received by the Company from the sale of Securities under this Prospectus or a future Prospectus Supplement and may spend such proceeds in ways that do not improve the Company’s results of operations or enhance the value of the Common Shares or its other securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company’s business or cause the price of the securities of the Company issued and outstanding from time to time to decline.

Dilution

The Company may sell additional Common Shares or other Securities that are convertible or exchangeable into Common Shares in subsequent offerings or may issue additional Common Shares or other Securities to finance future acquisitions. The Company cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares or other Securities that are convertible or exchangeable into Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares or other Securities that are convertible or exchangeable into Common Shares, investors will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of the Company’s stock options or other convertible securities convert or exercise their securities and sell the Common Shares they receive, the trading price of the Common Shares on the TSX and the NYSE may decrease due to the additional amount of Common Shares available in the market.

Volatile Market Price of the Common Shares

The market price of the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company’s control. This volatility may affect the ability of holders of Common Shares to sell their securities at an advantageous price. Market price fluctuations in the Common Shares may be due to the Company’s operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by the Company or its competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Common Shares.

Financial markets historically at times experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Common Shares may decline even if the Company’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Company’s operations could be adversely impacted and the trading price of the Common Shares may be materially adversely affected.

Liquidity

There is currently no market through which the Securities may be sold and, unless otherwise specified in the applicable Prospectus Supplement, none of the Securities will be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Securities in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities will develop or, if developed, that any such market will be sustained.

Holders of any Common Shares issued on conversion or repayment of Securities may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX and the NYSE or achieve listing on any other public listing exchange.

Risks Related to the Company and its Business

COVID-19

The outbreak of the novel coronavirus, or COVID-19, which was declared a pandemic by the World Health Organization in March 2020, has spread across the globe and is impacting economic activity worldwide. In response to the outbreak, governmental authorities in Canada and internationally have introduced various recommendations and measures to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing. The COVID-19 pandemic and the response of governmental authorities to try to limit it have had, and continue to have, a significant impact on the private sector and individuals, including unprecedented business, employment and economic disruptions.

Since the outbreak of the pandemic, the Company has taken various steps to mitigate the impact of COVID-19, including implementing precautionary measures at its facilities to ensure the safety of its staff and product consumers. These measures include: the formation of a COVID-19 response team which is tasked to manage the Company’s information flow of COVID-19 updates, review public health and safety protocols as outlined by the appropriate governmental authorities and develop in house action plans to mitigate these risks and comply accordingly; the transfer of all functions possible to work from home; for those functions which need to remain “on site”, the implementation of precautionary measures involving social distancing, full personal protective equipment such as gloves and masks, and additional personal sanitation stations throughout our manufacturing and administrative facilities; the implementation of travel restrictions for work-related travel where deemed unnecessary; restricted visitor access to our facilities; and initiation of a “Hero Pay” program to support our cultivation and manufacturing employees who continue to work during the pandemic.

Fortunately, the Company’s operations, results and financial position have not been materially impacted by COVID-19 related issues. We have not experienced material disruptions in our labour inputs and cultivation and processing activities, there have been no indicators of material issues to our supply chain, and on the consumer side, product demand has remained stable and cannabis retail has been declared an essential service across Canada and, as such, our provincial distribution remains relatively unimpeded. While it remains uncertain as to whether COVID-19 will ultimately increase or diminish demand and sales of cannabis across Canada, we continue to work with provincial and private entities towards the goal of penetrating deeper into all markets and allow for the public to safely and reliably consume our products. We currently do not foresee any impact to supply to the market and, therefore, any impact on our cultivation, manufacturing and producing activities. However, despite these mitigation steps and the minimal impact on the Company’s business to date, the continued presence and spread of COVID-19 nationally and globally could have a material adverse impact on our business, operations, financial results, position and prospects, including through disruptions in our cultivation and processing activities, supply chains and sales channels, and a reduction in supply of, or demand for, the Company’s products.

Persistent social distancing measures and restrictions imposed by the federal, provincial and territorial governments in Canada on the movement of individuals and the distribution of cannabis in the country may adversely affect the Company’s cannabis sales. It is difficult for the Company to predict how the COVID-19 pandemic may affect the Company’s business in the future, including the effect it may have (positive or negative; long or short term) on the price of, and demand for, cannabis. It is possible that the COVID-19 pandemic could have a material adverse effect on the Company’s business, financial condition, results of operations and prospects as well as the market for its securities and/or its ability to obtain financing. The extent to which the COVID-19 pandemic impacts the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the duration of the outbreak, the severity of the virus, and the actions taken to contain its impact.

In addition, COVID-19 is impacting cannabis retail sales channels and may adversely affect the Company’s ability to successfully market and sell its products. While cannabis retail has been declared an essential service by provincial governments, with retailers continuing to operate with a mix of online and in-store sales and curbside pick-up and/or delivery services, and while licensed producers can continue production, the situation is uncertain. Moreover, sales volumes of cannabis may be adversely impacted by consumer “social distancing” behaviours. What further impact, if any, the COVID-19 pandemic may have on cannabis retail markets is unpredictable. The COVID-19 pandemic may also negatively impact service levels with Health Canada, which licences and regulates the Company’s operations. The continued spread of COVID-19 nationally and globally could also lead to a deterioration of general economic conditions including a possible national or global recession.

Due to the speed with which the COVID-19 situation is developing and the uncertainty of its magnitude, outcome and duration, it is not possible to estimate its impact on our business, operations or financial results; however, the impact could be material. The Company continues to monitor the situation and work with its stakeholders, including employees, customers and suppliers, in order to assess further possible implications to its business, supply chain and customers, and, where practicable, mitigate adverse consequences and responsibly address this global pandemic.

Reliance on Licences and Licence Renewals

HEXO’s business operations are dependent on being licensed under the Cannabis Act. All licences must be renewed annually or as otherwise provided in each licence. HEXO currently holds four licences having expiry dates ranging between December 6, 2022 and October 25, 2024. Prior to the expiry of each licence, HEXO must submit to Health Canada an application for renewal of the licence containing information prescribed by the Cannabis Act. Failure to comply with the requirements of the licences or any failure to renew all or any of the licences would have a material adverse impact on the business, financial condition, results of operations and prospects of HEXO.

HEXO believes it is complying in all material respects with the terms of its licences and it is not aware of any reason why it would not be able to renew its licences upon their expiry. However, there can be no guarantee that Health Canada will renew all or any of the licences, or that any renewals will occur in a timely fashion or on terms similar to HEXO’s existing licences or otherwise acceptable to HEXO and its business. Should Health Canada not renew HEXO’s licences, delay the renewal of the licences or renew the licences on different terms, the business, financial condition, results of operations and prospects of HEXO would be materially adversely affected.

Regulatory Risks

The adult-use and medical cannabis industries and markets are subject to a variety of laws in Canada, the United States and elsewhere.

In Canada, the Cannabis Act came into force on October 17, 2018, legalizing the sale of cannabis for adult recreational use. Prior to the Cannabis Act coming into force, only the sale of medical cannabis was legal. The Cannabis Act and regulations thereunder provides a licensing and regulatory scheme governing the production, importation, exportation, testing, packaging, labelling, delivery, transportation, sale, possession and disposal of cannabis for non-medical (i.e., adult use) use, and medical use. Further, on October 17, 2019, targeted amendments to the Cannabis Act and Cannabis Regulations came into force, adding three new authorized classes of cannabis for sale: edibles, extracts and topicals.

In the United States, despite cannabis having been legalized at the state level for medical use in many states and for adult use in a number of states, cannabis containing 0.3% or more THC continues to be categorized as a Schedule I controlled substance under the Controlled Substances Act (the “CSA”) and subject to the Controlled Substances Import and Export Act (the “CSIEA”). HEXO does not currently produce or distribute any cannabis products in the United States or accept payments from any party that does so. While HEXO is entering into the U.S. CBD market, it will only do so in full compliance with the CSA, the CSIEA and all other applicable federal and state laws. Therefore, HEXO believes that it is not and will not become subject to the CSA or CSIEA. Nonetheless, violations of any U.S. federal laws and regulations, such as the CSA and the CSIEA, could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings initiated by either the U.S. federal government or private citizens or criminal charges, including, but not limited to, disgorgement of profits, cessation of business and activities or divestiture.

The business and activities of the Company are heavily regulated in all jurisdictions where it carries on business. The Company’s operations are subject to various laws, regulations and guidelines by governmental authorities, particularly Health Canada, relating to the manufacture, marketing, management, transportation, storage, sale and disposal of cannabis, and also including laws and regulations relating to health and safety, the conduct of operations and the protection of the environment. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over the activities of the Company, including the power to limit or restrict business activities as well as impose additional disclosure requirements on the Company’s products and services.

The Company is dependent upon regulatory approvals and licences for its ability to grow, process, package, store and sell its products. Achievement of the Company’s business objectives are contingent, in part, upon ongoing compliance with regulatory requirements implemented by these governmental authorities and obtaining all regulatory approvals, where necessary, for the production and sale of its products. The Company cannot predict the time required to secure all appropriate regulatory approvals for its products, or the extent of testing and documentation that may be required by governmental authorities. Any delays in obtaining, or failure to obtain regulatory approvals would significantly delay the development of markets and products and could have a material adverse effect on the business, financial condition, results of operations and prospects of the Company.

Further, HEXO is subject to ongoing inspections by Health Canada to monitor HEXO’s compliance with its licencing requirements. HEXO’s existing licences and any new licences that it may obtain in the future in Canada or other jurisdictions may be revoked or restricted at any time in the event that HEXO is found not to be in compliance. Should HEXO fail to comply with the applicable regulatory requirements or with conditions set out under its licences or should its licences be revoked, HEXO may not be able to continue producing or distributing cannabis in Canada. Failure to comply with the laws and regulations applicable to its operations may lead to possible sanctions including the revocation or imposition of additional conditions on licences to operate the Company’s business; the suspension or expulsion from a particular market or jurisdiction or of its key personnel; product recalls or seizures; and, the imposition of fines and censures or criminal charges.

In addition, we may be subject to enforcement proceedings resulting from a failure to comply with applicable regulatory requirements in Canada or other jurisdictions, which could result in:

•	damage awards;

•	revocation of, suspension of or imposition of additional conditions on our licences;

•	the denial of the renewal of our existing licences, authorizations or permits;

•	the denial of the approval of any applications for future licences, authorizations or permits;

•	recalls of products or product seizures;

•	the suspension or expulsion from a particular market or jurisdiction or of our key personnel;

•	the imposition of future operating restrictions on our business or operations; or

•	the imposition of civil, regulatory or criminal fines or penalties against the Company, its officers and directors and other parties.

These enforcement actions could delay or entirely prevent the Company from continuing the production, testing, marketing, sale or distribution of its products and divert management’s attention and resources away from its business operations. In addition, changes in regulations, government or judicial interpretation of regulations, or more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increase compliance costs or give rise to material liabilities or a revocation of our licences and other permits. Furthermore, governmental authorities may change their administration, application or enforcement procedures at any time, which may adversely impact our ongoing regulatory compliance costs. There is no assurance that we will be able to comply or continue to comply with applicable regulations.

To the extent that there are changes to the existing or the enactment of future laws and regulations that affect the sale or offering of the Company’s product or services in any way, the Company’s revenues may be adversely affected.

Regulatory Developments

The commercial adult-use and medical cannabis industry is a relatively new industry in Canada. The effect of Health Canada’s application, administration and enforcement of the regime established by it to regulate the industry on HEXO and its business in Canada, or the application, administration and enforcement of the laws of other countries by the applicable regulators in those countries, may significantly delay or impact HEXO’s ability to participate in the Canadian adult-use and medical cannabis markets or, potentially, adult-use and medical cannabis markets outside Canada, to develop, produce and sell cannabis products.

Further, Health Canada or other applicable regulatory authorities may change their application, administration or interpretation of the applicable regulations or their compliance or enforcement procedures at any time. Any such changes could require HEXO to revise its ongoing compliance procedures, requiring it to incur increased compliance costs and expend additional resources. There is no assurance that HEXO will be able to comply or continue to comply with applicable regulations.

Development of Canadian Adult-Use Recreational Market

The Cannabis Act and Cannabis Regulations came into effect on October 17, 2018 and govern the federal legalization and regulation of adult-use cannabis in Canada. The Cannabis Act sets out broad prohibitions on the promotion of cannabis. Under the Cannabis Act, subject to certain limited exceptions, it is prohibited to promote cannabis, cannabis accessories or any service related to cannabis, including: (i) by means of a testimonial or endorsement; (ii) doing so in a manner where there are reasonable grounds to believe it could be appealing to young persons; and (iii) presenting it or any of its brand elements in a manner that associates it or the brand element with or evokes a positive or negative emotion about or image of a way of life, such as one that includes glamour, recreation, excitement, vitality, risk or daring. The Cannabis Act also sets out strict requirements for packaging.

Further, on October 17, 2019, targeted amendments to the Cannabis Act and Cannabis Regulations came into force, adding three new authorized classes of cannabis for sale: edibles, extracts and topicals. The amendments introduced new regulatory controls to address sale of the new product classes, content and product specifications, packaging and licensing requirements. The effect of Health Canada’s administration, application and enforcement of this new regulatory regime on the Company is unknown and the interpretation and application of the regulations may change at any time, or their implementation may be delayed. There is no assurance that the Company will be able to comply with these new regulations.

In addition, the governments of every Canadian province and territory have enacted and implemented their respective regulatory regimes for the distribution and sale of cannabis for adult-use purposes within those jurisdictions. Various different models for distribution and sale have been implemented in each jurisdiction across Canada including government-operated retail and/or distribution models, privately operated retail and/or distribution models and hybrid approaches. These provincial or territorial legislation and regulatory regimes may change in ways that impact our ability to continue our business as currently conducted or proposed to be conducted. There is no guarantee that provincial or territorial regulatory regimes governing the distribution and sale of cannabis for adult-use purposes in each jurisdiction will remain as currently enacted or that any such legislation and regulation will create the growth opportunities that the Company currently anticipates. The federal and provincial or territorial legislation and regulatory regimes for cannabis products also include excise duties payable by licensed cannabis producers on adult-use cannabis products, in addition to goods and services tax/harmonized sales tax in certain provinces and territories. The rate of the excise duties for cannabis products varies by province and territory. Any significant increase in the rate of excise duties on cannabis products in the future could reduce consumer demands for cannabis products and adversely impact the adult-use cannabis industry and market in general. In addition, any increase in the rate of excise duties on cannabis products in the future could reduce the Company’s margins and profitability in the event that the Company could not or chose not to pass along such increases to consumers. Any of the foregoing could result in a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

Cash Flow from Operations and Need for Additional Financing

The Company generated negative operating cash flow for the year ended July 31, 2020 and the six months ended January 31, 2021. The Company cannot guarantee that it will attain or maintain positive operating cash flow in the future. To the extent that the Company has negative cash flows in future periods, certain of the proceeds of any offering may need to be allocated to funding this negative cash flow in addition to the Company’s operational expenses or other activities. Moreover, HEXO may require additional financing to fund its operations to the point where it is generating positive cash flows, and continued negative cash flow may restrict HEXO’s ability to pursue its business objectives.

As at April 30, 2021, and following the Company’s repayment of the total outstanding balance on its credit facility, the Company had approximately $81.0 million in cash and approximately $240.0 million in working capital. The Company’s existing cash and working capital are expected to provide sufficient liquidity to meet necessary cash outflow requirements for at least the next twelve months. If additional liquidity is required, management plans to secure the necessary financing through the issuance of new public or private equity or debt instruments. There is no assurance that additional future funding will be available to the Company, or that it will be available on terms which are acceptable to management.

HEXO expects, however, to require significant additional financing for its continued development, growth and its currently contemplated or future business objectives and expansion plans, including additional anticipated contributions to its Truss Limited Partnership, Truss CBD USA, KIT and KIT USA joint ventures, contemplated U.S. expansion initiatives, potential additional expansion and improvements at its Belleville, Ontario production facility, and possible repayment of Zenabis debts following the completion of the Zenabis Acquisition. The failure to raise such capital could result in the delay or indefinite postponement of all or any of the Company’s currently contemplated or future business objectives and expansion plans and impede its continued development and growth. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable to HEXO. If additional funds are raised through issuances of equity or convertible debt securities, existing shareholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those of holders of Common Shares.

In addition, from time to time, HEXO may enter into transactions to acquire assets or the shares of other companies. These transactions may be financed wholly or partially with debt, which may temporarily increase HEXO’s debt levels above industry standards. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for HEXO to obtain additional capital and to pursue business opportunities, including potential acquisitions.

Restrictions on U.S. Activities

HEXO only conducts business outside of Canada in jurisdictions where such activities are legally permissible in accordance with the laws of the applicable jurisdictions and the rules and policies of the TSX and the NYSE. Following the passage of the 2018 Farm Bill, the Company is actively working on expansion plans in the United States where and as permitted to take advantage of opportunities in hemp-derived CBD products and markets, such as the Truss CBD USA joint venture with Molson Coors Beverage Company in the State of Colorado and the establishment of KIT USA. The Company expects to use a portion of the proceeds from the Offering for these expansion plans.

The passage of the 2018 Farm Bill in December 2018 removed industrial hemp and hemp-derived products with a THC concentration of not more than 0.3% (dry weight basis) from Schedule I of the U.S. Controlled Substances Act (the “CSA”). This has the effect of legalizing the cultivation of industrial hemp for commercial purposes, including the production of CBD and other cannabinoids, except for THC, subject to regulations to be developed by the U.S. Department of Agriculture. Despite cannabis having been legalized at the state level for medical use in many states and for adult use in a number of states, cannabis containing 0.3% or more THC continues to be categorized as a Schedule I controlled substance under the CSA and subject to the U.S. Controlled Substances Import and Export Act (the “CSIEA”).

CBD is increasingly used as an ingredient in food and beverages, as an ingredient in dietary supplements and as an ingredient in cosmetics, thereby generating new investments and creating employment in the cultivation and processing of hemp and hemp-derived products. Foods and beverages, dietary supplements, pharmaceuticals, and cosmetics containing CBD are all subject to regulation under the U.S. Federal Food, Drug and Cosmetics Act (the “FDCA”). The FDA has asserted that CBD is not a lawful ingredient in foods and beverages, supplements and pharmaceuticals (unless FDA-approved). As such, in the future if it decided to commercialize products containing CBD, and although the Company would work to maintain compliance with all applicable regulatory requirements, any potential FDA enforcement action against the Company could result in a number of negative consequences, including fines, disgorgement of profits, recalls or seizures of products, or a partial or total suspension of the Company’s production or distribution of its products.

HEXO does not currently produce or distribute any cannabis products in the United States or accept payments from any party that does so. While HEXO is entering into the U.S. CBD market, it will do so in full compliance with the CSA, the CSIEA, the FCDA and all other applicable federal and state laws. Nonetheless, violations of any U.S. federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings initiated by either the U.S. federal government or private citizens or criminal charges, including, but not limited to, disgorgement of profits, cessation of business and activities or divestiture.

HEXO’s U.S. expansion plans are also subject to the rules of the TSX. On October 16, 2017, the TSX provided clarity regarding the application of Sections 306 (Minimum Listing Requirements) and 325 (Management) and Part VII (Halting of Trading, Suspension and Delisting of Securities) of the TSX Company Manual (collectively, the “TSX Requirements”) to applicants and TSX-listed issuers with business activities in the cannabis sector. In TSX Staff Notice 2017-0009, the TSX notes that issuers with ongoing business activities that violate U.S. federal law regarding cannabis are not in compliance with the TSX Requirements. These business activities may include (i) direct or indirect ownership of, or investment in, entities engaging in activities related to the cultivation, distribution or possession of cannabis in the U.S., (ii) commercial interests or arrangements with such entities, (iii) providing services or products specifically targeted to such entities, or (iv) commercial interests or arrangements with entities engaging in providing services or products to U.S. cannabis companies. The TSX reminded issuers that, among other things, should the TSX find that a listed issuer is engaging in activities contrary to the TSX Requirements, the TSX has the discretion to initiate a delisting review. Failure by the Company to comply with the requirements could have an adverse effect on its business.

HEXO does not engage in any U.S. cannabis-related activities as defined in Canadian Securities Administrators Staff Notice 51-352, and does not engage in any other activities involving cannabis or hemp with any level of THC or CBD in the United States except to the extent fully in compliance with U.S. federal law and all applicable state laws. We only conduct business in jurisdictions outside of Canada where such operations are legally permissible in accordance with all of the federal laws, and the state, provincial or similar laws, of the foreign jurisdiction, the federal, provincial and territorial laws of Canada and our regulatory obligations to the TSX. In addition, HEXO does not currently have any partnerships, joint ventures or similar arrangements with U.S.-based companies that may themselves participate in the U.S. cannabis market except in compliance with U.S. federal law and all applicable state laws.

Investment Company Act Status

The U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), prohibits a non-U.S. issuer that is an “investment company” as defined therein from making public offers or sales of securities in the United States. An issuer generally will be deemed to be an “investment company” for purposes of the Investment Company Act if it owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

While we do not currently believe we are an “investment company,” we hold assets that are investment securities, including our interests in Truss Limited Partnership and Truss CBD USA. We do not control the ability to restructure the Truss arrangement such that it is not an investment security. We also intend to enter into other joint ventures or similar arrangements, which may involve investment securities. If the value of our interests in Truss Limited Partnership and Truss CBD USA, in other joint ventures or in other investment securities relative to our total assets were to increase, we may be deemed to be an investment company. In that case, we may not be able to raise additional funds through public offers and sales of securities in the United States. We would not be able to avoid this outcome by registering as an investment company under the Investment Company Act because the Investment Company Act generally prohibits non-U.S. entities from registering and also imposes many restrictions on the capital structure, governance, and activities of registered investment companies, which we would be unable to comply with.

PFIC Status

Based upon the nature of the Company’s current business activities, the Company does not believe it was a “passive foreign investment company” (“PFIC”) for U.S. income tax purposes for its 2020 fiscal year, and does not expect to be a PFIC in its current taxation year. However, the tests for determining PFIC status are based upon the composition of the income and assets of the Company and its subsidiaries and affiliates from time to time, and it is difficult to make accurate predictions of future income and assets. Accordingly, there can be no assurance that the Company will not become a PFIC in the future. A non-U.S. corporation generally will be considered a PFIC for any taxable year if either: (i) at least 75% of its gross income is passive income; or (ii) at least 50% of the value of its assets is attributable to assets that produce or are held for the production of passive income (which generally includes cash). If the Company were to be classified as a PFIC for any taxation year, such characterization could result in adverse U.S. income tax consequences to certain investors in the Company in the United States.

Risks Relating to the Zenabis Acquisition

There can be no assurance that the Company will complete the Zenabis Acquisition. The completion of the Zenabis Acquisition is subject to the satisfaction of a number of conditions which include, among others, obtaining necessary approvals, including approval of the shareholders of Zenabis, and the performance by Zenabis and HEXO of their respective obligations and covenants in the Arrangement Agreement.

The Zenabis Acquisition may not be completed, or may not be completed on the terms currently anticipated, as a result of a number of factors, including the failure of the parties to obtain necessary approvals or satisfy one or more of the conditions to closing. There can be no assurance the approvals will be obtained or the conditions to closing will be satisfied or waived, or that other events will not intervene to delay or result in the failure to close the Zenabis Acquisition. Delays in closing the Zenabis Acquisition or the failure to close the Zenabis Acquisition may result in the Company incurring additional costs in connection with such delay, termination of the Arrangement Agreement and/or the failure to achieve the anticipated benefits of the Zenabis Acquisition. Any delay in closing or a failure to close the Zenabis Acquisition could also have a negative impact on the Company’s business and the trading price of the Common Shares. For instance, the Company could experience negative reactions from the financial markets, which could cause a decrease in the market price of the Common Shares, particularly if the market price reflects market assumptions that the Zenabis Acquisition will be completed or completed on certain terms. There could also be negative impact on the Company’s ability to attract future acquisition opportunities.

The business and operations of Zenabis are outside HEXO’s control until completion of the Zenabis Acquisition. Although the Arrangement Agreement contains certain covenants on the part of Zenabis regarding the operation of its business prior to closing the Zenabis Acquisition, the Company will not control Zenabis until the completion of the Zenabis Acquisition, and Zenabis’ business and results of operations may be adversely affected by events that are outside of the Company’s control during the interim period.

The historic and current performance of Zenabis’ business and operations may not be indicative of its success in future periods, and the future performance of Zenabis’ business may be influenced by, among other factors, general economic conditions, unfavorable regulatory decisions, litigation, the occurrence or discovery of new liabilities and other factors beyond our and Zenabis’ control. As a result of any one or more of these factors, among others, the operations and financial performance of Zenabis may be negatively affected, which may adversely affect the future financial results of both Zenabis and the Company.

There can be no assurance that HEXO will be able to successfully integrate Zenabis with its business or otherwise realize the expected benefits of the Zenabis Acquisition. Achieving the potential benefits of the acquisition of Zenabis will depend in part on HEXO’s ability to successfully integrate the functions, operations, information technology and accounting systems and personnel of Zenabis in a timely and efficient manner, as well as on HEXO’s ability to realize the anticipated growth opportunities and synergies, efficiencies and cost savings from integrating Zenabis with its business following completion of the Zenabis Acquisition. Special risks related to the Zenabis Acquisition and integration of Zenabis exist, including possible unanticipated costs and liabilities, unanticipated weaknesses in internal controls, diversion of management’s attention and the loss of key employees or customers, as well as potential environmental liabilities in relation to one of Zenabis’ facilities which have not yet been fully investigated or determined, if at all. A variety of factors, including the risk factors set forth in this Prospectus and the documents incorporated by reference herein, may also adversely affect the likelihood of the anticipated benefits of the acquisition.

Although the completion of the Zenabis Acquisition is not currently expected to have a material impact on HEXO’s revenue or expenses in 2021, the Company has incurred, and expect to continue to incur, a number of costs associated with the completion of the Zenabis Acquisition, the integration of Zenabis into the Company’s operations and achieving the desired synergies. HEXO will incur transaction fees and costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and employment-related costs. Other non-recurrent transaction costs related to the Zenabis Acquisition include, but are not limited to, fees paid to legal, financial and accounting advisors, as well as other related costs. HEXO continues to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the acquisition and integration of the two companies’ businesses. In addition, even if successfully integrated, Zenabis’ business may prove costly to operate and result in unexpected expenses and inefficiencies. Although HEXO expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow it to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all.

The completion of the Zenabis Acquisition and the integration of Zenabis into the Company’s operations could cause the attention of the Company’s management to be diverted from the day-to-day operations. These disruptions could be exacerbated by a delay in the completion of the Zenabis Acquisition and could have an adverse effect on the business, operating results or prospects of the Company regardless of whether the Zenabis Acquisition is ultimately completed.

The consideration payable by us in connection with the Zenabis Acquisition will be satisfied by the issuance of Common Shares based on the Exchange Ratio. In addition, in connection with the Zenabis Acquisition, the Company expects to incur transaction and integration costs on a post-closing consolidated basis of approximately $15.0 million, including change of control payments and legal and other professional, consulting and finder fees. The Company also anticipates repaying certain debts of Zenabis post-closing. Plans for the debt repayments are not yet finalized but are anticipated to involve the repayment of debts in a total amount ranging from approximately $13.7 million to $125.0 million. The Company expects to fund these transaction and integration costs and repayment of certain amounts of the debts through existing cash resources. Additional debt repayments will depend on HEXO’s integration plans for Zenabis and the availability of funds from future financing activities. Consequently, holders of our Common Shares will incur dilution as a result of the Zenabis Acquisition.

MATERIAL CONTRACTS

Except for material contracts entered into in the ordinary course of business, the only material contracts entered into by the Company within the most recently completed financial year and through to the date of this Prospectus, or prior thereto and that are still in effect as of the date hereof, are set forth below:

(a)

the lease dated October 30, 2018 between HEXO Operations Inc. and Belleville Complex Inc. with respect to the Company’s Belleville facility, as amended by lease amending agreements between HEXO Operations Inc. and Belleville Complex Inc. dated October 22, 2019 and May 1, 2020;

(b)

the supplemental warrant indenture dated May 24, 2019 among the Company, Newstrike Brands Ltd. (now HEXO Operations Inc.) and TSX Trust Company with respect to the common share purchase warrants issued by Newstrike Brands Ltd. under a public offering completed on June 19, 2018 and which expire on June 19, 2023;

(c)

the indenture dated December 5, 2019 between the Company and TSX Trust Company as trustee with respect to the unsecured convertible debentures issued by the Company under a private placement on December 5, 2010 and which mature on December 5, 2022, as amended by the first supplemental indenture dated May 29, 2020 between the Company and TSX Trust Company as trustee;

(d)

the warrant indenture dated April 13, 2020 between the Company and TSX Trust Company as warrant agent with respect to the common share purchase warrants of the Company issued under a public offering completed on April 13, 2020 and which expire on April 13, 2025;

(e)

the warrant indenture dated May 21, 2020 between the Company and TSX Trust Company as warrant agent with respect to the common share purchase warrants of the Company issued under a public offering completed on May 21, 2020 and which expire on May 21, 2025;

(f)

the warrant indenture dated June 5, 2020 between the Company and TSX Trust Company as warrant agent with respect to the common share purchase warrants of the Company issued under an early conversion of a portion of the Company’s unsecured convertible debentures on June 10, 2020 and June 30, 2020 and which expire on June 10, 2023 and June 30, 2023 respectively;

(h)	the Arrangement Agreement dated February 16, 2021 between the Company and Zenabis; and

(i)	the Distribution Agreement dated May 11, 2021 between the Company and the Agents in respect of the ATM Program.

Additional details with respect to the terms of these contracts are included elsewhere in this Prospectus or in the documents incorporated by reference herein. Copies of the material contracts noted above are available under the Corporation’s SEDAR profile at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov/edgar.

INTERESTS OF EXPERTS

The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated herein by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

The Company’s audited consolidated financial statements as at and for the year ended July 31, 2020 were audited by PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, as set forth in their report on such financial statements. The audited consolidated financial statements have been incorporated by reference into this Prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. PricewaterhouseCoopers LLP is independent of HEXO within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and within the meaning of the applicable rules and regulations adopted by the SEC and the PCAOB.

The Company changed its auditor to PricewaterhouseCoopers LLP on January 31, 2020, and the Company’s audited consolidated financial statements for the year ended July 31, 2019 were audited by MNP LLP, Chartered Professional Accountants, as set forth in their report on such financial statements. The audited consolidated financial statements have been incorporated by reference into this Prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. MNP LLP was independent of HEXO within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and within the meaning of the applicable rules and regulations adopted by the SEC and the PCAOB until January 31, 2020.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters relating to Canadian law in connection with the offering of the Securities will be passed upon on behalf of HEXO by DLA Piper (Canada) LLP, and certain legal matters relating to United States law in connection with the offering of the Securities will be passed upon on behalf of HEXO by DLA Piper LLP (US). In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.

TRANSFER AGENT AND REGISTRAR

The registrar and transfer agent for the Common Shares is TSX Trust Company at its office in Toronto, Ontario. The co-transfer agent for the Common Shares in the United States is Continental Stock Transfer & Trust Company at its office in New York, New York.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents will be filed with the SEC as part of the registration statement to which this Prospectus forms a part: (i) the documents listed under “Documents Incorporated by Reference”; (ii) the consents of the Company’s auditors; (iii) powers of attorney from the directors and certain officers of the Company; and (iv) the Base Indenture in respect of the Securities.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Business Corporations Act (Ontario) (the “OBCA”), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that their conduct was lawful. The indemnification may be made in connection with an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as described above only with court approval. The aforementioned individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described above if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual described above ought to have done provided the individual fulfills the conditions set out above. The Registrant may advance moneys to an individual described above for the costs, charges and expenses of a proceeding described above; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.

The by-laws of the Registrant require it to indemnify all present or former directors and officers of the Registrant and other individuals who act or have acted at the Registrant’s request as a director or officer or in a similar capacity of another entity, to the fullest extent possible and in every circumstance permitted by the OBCA. The by-laws further provide that from time to time the directors of the Registrant may revoke, limit or vary the continued application of an individual’s indemnification, provided that no such action shall affect any right of the individual or any liability of the Registrant which has arisen prior to the date of such action.

The Registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacities.

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the U.S. Securities Act, and is therefore unenforceable.

EXHIBITS

Exhibit Number	Description

4.1	Annual Information Form of the Registrant for the year ended July 31, 2020, dated October 29, 2020 (incorporated by reference to Exhibit 99.1 to the Annual Report on Form 40-F of the Registrant filed on October 30, 2020) (File No. 001-38781).

4.2	Audited consolidated financial statements of the Registrant as at and for the years ended July 31, 2020 and 2019, together with the independent auditors’ report thereon and the notes thereto (incorporated by reference to Exhibit 99.2 to the Annual Report on Form 40-F of the Registrant filed on October 30, 2020) (File No. 001-38781).

4.3	Management’s Discussion and Analysis for the fiscal year ended July 31, 2020 (incorporated by reference to Exhibit 99.3 to the Annual Report on Form 40-F of the Registrant filed on October 30, 2020) (File No. 001-38781).

4.4	Unaudited condensed interim consolidated financial statements of the Registrant for the three and six month periods ended January 31, 2021 and 2020 (incorporated by reference to Exhibit 99.1 to the second Report on Form 6-K of the Registrant filed on March 18, 2021) (File No. 001-38781).

4.5	Management’s Discussion and Analysis for the three and six month periods ended January 31, 2021 (incorporated by reference to Exhibit 99.2 to the second Report on Form 6-K of the Registrant filed on March 18, 2021) (File No. 001-38781).

4.6	Management Information Circular of the Registrant dated October 28, 2020 in connection with the Registrant’s annual and special meeting of shareholders held on December 11, 2020 (incorporated by reference to Exhibit 99.1 to the second Report on Form 6-K of the Registrant filed on December 4, 2020) (File No. 001-38781).

4.7	Amendment to Management Information Circular of the Registrant dated December 7, 2020 in connection with the Registrant’s annual and special meeting of shareholders held on December 11, 2020 (incorporated by reference to Exhibit 99.1 to the second Report on Form 6-K of the Registrant filed on December 7, 2020) (File No. 001-38781).

4.8	Material Change Report of the Registrant dated December 23, 2020 (incorporated by reference to Exhibit 99.2 to the Report on Form 6-K of the Registrant filed on December 28, 2020) (File No. 001-38781).

4.9	Material Change Report of the Registrant dated February 26, 2021 (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K of the Registrant filed on February 26, 2021) (File No. 001-38781).

4.10	Material Change Report of the Registrant dated May 11, 2021 (incorporated by reference to 99.2 to the Report on Form 6-K of the Registrant filed on May 11, 2021) (File No. 001-38781).

5.1	Consent of PricewaterhouseCoopers LLP.

5.2	Consent of MNP LLP.

5.3	Consent of DLA Piper (Canada) LLP.

5.4	Consent of DLA Piper LLP (US).

6.1	Powers of Attorney (included on the signature page of this Registration Statement).

7.1	Form of Base Indenture.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	Concurrently with the initial filing of this Registration Statement, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)

Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Ontario, on this 14th day of May, 2021.

HEXOCORP.

By:	/s/ Sébastien St-Louis
Name:	Sébastien St-Louis
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Sébastien St-Louis and Trent MacDonald and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Sébastien St-Louis	President, Chief Executive Officer and Director (principal executive officer)	May 14, 2021
Sébastien St-Louis

/s/ Trent MacDonald	Chief Financial Officer (principal financial officer)	May 14, 2021
Trent MacDonald

/s/ Vincent Chiara	Director	May 14, 2021
Vincent Chiara

/s/ Jason Ewart	Director	May 14, 2021
Jason Ewart

/s/ Rose Marie Gage	Director	May 14, 2021
Rose Marie Gage

/s/ Emilio Imbroglio	Director	May 14, 2021
Emilio Imbroglio

/s/ Adam Miron	Director	May 14, 2021
Adam Miron

/s/ Michael Munzar	Director and Chairman	May 14, 2021
Michael Munzar

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the Registrant in the United States, on this 14th day of May, 2021.

C T CORPORATION SYSTEM

By:	/s/ Kevin Wartner
Name:	Kevin Wartner
Title:	Assistant Secretary